Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO
Network-1 Technologies, Inc.
(212) 829-5770

NETWORK-1 REPORTS SECOND QUARTER RESULTS

New York, New York August 12, 2021 - Network-1 Technologies, Inc. (NYSE AMERICAN: NTIP), a company specializing in the development, licensing, and protection of its intellectual property assets, today announced financial results for the quarter ended June 30, 2021.

Network-1 had no revenue for the three months ended June 30, 2021 and revenue of $18,692,000 for the six months ended June 30, 2021, as compared to revenue of $55,000 and $216,000 for the three and six months ended June 30, 2020, respectively. The increase in revenue for the six months ended June 30, 2021 was due to revenue of $18,692,000 from Network-1’s resolution of a contractual dispute with Cisco Systems, Inc. concerning the licensing of Network-1’s Remote Power Patent.

Network-1 realized a net loss of $783,000 or $0.03 per share basic and diluted for the three months ended June 30, 2021 compared with a net loss of $584,000 or $0.02 per share basic and diluted for the three months ended June 30, 2020. The increased net loss was primarily due to an increase in litigation costs of $184,000.

Network-1 realized net income of $8,668,000 or $0.36 per share basic and $0.35 diluted for the six months ended June 30, 2021 compared with a net loss of $1,921,000 or $0.08 per share basic and diluted for the six months ended June 30, 2020. The increase in net income was primarily due to $18,692,000 of revenue from the resolution of a contractual dispute with Cisco during the three months ended March 31, 2021.

At June 30, 2021, Network-1 had cash and cash equivalents and marketable securities of $53,775,000 and working capital of $51,611,000. Network-1 believes based on its current cash position it will have sufficient cash to fund its operations for the foreseeable future.

On July 26, 2021, Network-1 agreed to settle its patent litigation against Hewlett-Packard Company and Hewlett-Packard Enterprise Company (collectively, “HP”) pending in the U.S. District Court for the Eastern District of Texas, Tyler Division, for infringement of Network-1’s Remote Power Patent. Under the terms of the settlement agreement, Hewlett-Packard Enterprise Company paid Network-1 $17,000,000 in full settlement of the litigation and HP received a fully paid license and release to the Remote Power Patent for its full term (which expired on March 7, 2020), which applies to sales of Power over Ethernet ("PoE") products by HP and its wholly owned subsidiary Aruba Networks, LLC. The HP settlement will be recorded in the quarter ended September 30, 2021.

On June 9, 2020, the Board of Directors of Network-1 approved the continuation of Network-1’s dividend policy which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which dividends are anticipated to be paid in March and September of each year. On February 23, 2021, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share with a payment date of March 31, 2021 to all shareholders of record as of March 16, 2021. Network-1’s dividend policy undergoes a periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns eighty-seven (87) patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes efforts to monetize three patent portfolios (the Cox, Mirror Worlds and M2M/IoT Patent Portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $170,000,000 from May 2007 through June 30, 2021. Network-1 has achieved licensing and other revenue of $47,150,000 through June 30, 2021 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on 10-Q for the three months ended March 31, 2021 and June 30, 2021 filed with the Securities and Exchange Commission including, among others, Network-1’s uncertain revenue stream, uncertainty as to the outcome of pending litigations involving Network-1’s Remote Power Patent, Mirror Worlds patent portfolio and Cox patent portfolio, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, its M2M/IoT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio as well as a return on its investment in IliAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The condensed consolidated statements of operations and comprehensive loss and condensed consolidated balance sheet are attached.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

REVENUE	$—	$55,000	$18,692,000	$216,000

OPERATING EXPENSES:
Costs of revenue	—	20,000	5,420,000	52,000
Professional fees and related costs	308,000	124,000	663,000	523,000
General and administrative	461,000	459,000	974,000	945,000
Amortization of patents	73,000	72,000	147,000	144,000
Stock-based compensation	59,000	85,000	118,000	157,000

TOTAL OPERATING EXPENSES	901,000	760,000	7,322,000	1,821,000

OPERATING INCOME (LOSS)	(901,000)	(705,000)	11,370,000	(1,605,000)

OTHER INCOME:
Interest and dividend income, net	68,000	120,000	118,000	298,000
Net realized and unrealized gain (loss) on marketable securities	49,000	206,000	8,000	(116,000)
Total other income, net	117,000	326,000	126,000	182,000

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET LOSSES OF EQUITY METHOD INVESTEE	(784,000)	(379,000)	11,496,000	(1,423,000)

INCOME TAXES PROVISION (BENEFIT):
Current	(180,000)	(142,000)	710,000	(382,000)
Deferred taxes, net	(52,000)	142,000	1,672,000	382,000
Total income taxes provision (benefit)	(232,000)	—	2,382,000	—

INCOME (LOSS) BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE:	$(552,000)	$(379,000)	$9,114,000	$(1,423,000)

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	$(231,000)	$(205,000)	$(446,000)	$(498,000)

NET INCOME (LOSS)	$(783,000)	$(584,000)	$8,668,000	$(1,921,000)

Net Income (Loss) Per Share
Basic	$(0.03)	$(0.02)	$0.36	$(0.08)
Diluted	$(0.03)	$(0.02)	$0.35	$(0.08)

Weighted average common shares outstanding:
Basic	23,839,455	23,945,916	24,106,169	23,987,715
Diluted	23,839,455	23,945,916	24,878,257	23,987,715

Cash dividends declared per share	—	—	$0.05	$0.05

NET INCOME (LOSS)	$(783,000)	$(584,000)	$8,668,000	$(1,921,000)

OTHER COMPREHENSIVE INCOME (LOSS) Net unrealized holding gain (loss) on corporate bonds and notes during the period, net of tax	(3,000)	175,000	8,000	(8,000)

COMPREHENSIVE INCOME (LOSS)	$(786,000)	$(409,000)	$8,676,000	$(1,929,000)

Condensed Consolidated Balance Sheet as of June 30, 2021 (Unaudited) Cash and cash equivalents and marketable securities	$53,775,000

Total current assets	$53,833,000

Total assets	$59,548,000

Total current liabilities	$2,222,000

Total long term liabilities	$717,000

Total stockholders' equity	$56,609,000